Exhibit 99.1
FOR IMMEDIATE RELEASE
January 26, 2023
For further information contact:
Craig L. Montanaro, President and Chief Executive Officer, or
Keith Suchodolski, Senior Executive Vice President and Chief Financial Officer
Kearny Financial Corp.
(973) 244-4500
KEARNY FINANCIAL CORP. ANNOUNCES SECOND QUARTER FISCAL 2023 RESULTS
AND DECLARATION OF CASH DIVIDEND
Fairfield, N.J., January 26, 2023 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the “Company”), the holding company of Kearny Bank (the “Bank”), reported net income for the quarter ended December 31, 2022 of $2.0 million, or $0.03 per diluted share, compared to $16.5 million, or $0.25 per diluted share, for the quarter ended September 30, 2022. The decrease in net income and earnings per share for the quarter was largely attributable to a previously announced after-tax loss of $10.8 million on the sale of securities.
The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.11 per share, payable on February 22, 2023 to stockholders of record as of February 8, 2023.
Craig L. Montanaro, President and Chief Executive Officer, commented, “During the quarter ended December 31, 2022, in light of the challenges presented by the prevailing economic and interest rate environment, we completed the restructuring of a portion of our investment securities portfolio and adopted a company-wide operating efficiency initiative targeting a five to ten percent reduction in our annual operating expense. While these initiatives resulted in the recognition of various non-recurring charges, which adversely impacted this quarter’s net income, they are a part of our strategy to position ourselves for future earnings improvement, irrespective of the macro-economic environment.”
Balance Sheet
•Total assets increased $399.7 million, or 5.1%, to $8.29 billion at December 31, 2022, from $7.89 billion at September 30, 2022.
•Loans receivable increased $327.8 million, or 5.8%, to $5.98 billion at December 31, 2022, from $5.66 billion at September 30, 2022.
•Investment securities increased $61.0 million to $1.44 billion, or 17.4% of total assets, at December 31, 2022, from $1.38 billion, or 17.5% of total assets, at September 30, 2022.
•Deposits decreased $136.9 million, or 2.2%, to $5.97 billion at December 31, 2022, from $6.11 billion at September 30, 2022.
•Borrowings increased $532.1 million to $1.38 billion, or 16.7% of total assets, at December 31, 2022, from $851.5 million, or 10.8% of total assets, at September 30, 2022.
Earnings
Performance Highlights
•Return on average assets was 0.10% for the quarter ended December 31, 2022 compared to 0.85% for the quarter ended September 30, 2022.
•Return on average equity was 0.90% and 7.38% for the quarters ended December 31, 2022 and September 30, 2022, respectively. Return on average tangible equity was 1.20% and 9.70% for those same comparative periods.

Net Interest Income and Net Interest Margin
•Net interest margin contracted 31 basis points to 2.38% for the quarter ended December 31, 2022, from 2.69% for the quarter ended September 30, 2022. The decrease was due largely to increases in the cost and average balance of interest-bearing liabilities, partially offset by increases in the yield and average balance of interest-earning assets.
•Net interest income decreased $3.7 million to $44.8 million for the quarter ended December 31, 2022, from $48.5 million for the quarter ended September 30, 2022. Included in net interest income for the quarters ended December 31, 2022 and September 30, 2022, respectively, was purchase accounting accretion of $1.9 million and $1.8 million, and loan prepayment penalty income of $166,000 and $441,000.
Non-Interest Income
•Non-interest income decreased $14.4 million to a loss of $8.5 million for the quarter ended December 31, 2022, from income of $5.9 million for the quarter ended September 30, 2022. The decrease was primarily attributable to a loss of $15.2 million on the sale of securities for the quarter ended December 31, 2022.
•Income from bank owned life insurance decreased $1.9 million for the quarter ended December 31, 2022 as a result of $2.1 million in payouts on life insurance policies in the prior comparative period.
•Included in other income, during the quarter ended December 31, 2022, was a non-recurring gain of $2.9 million attributable to the sale of a former branch location.
Non-Interest Expense
•Non-interest expense increased $662,000 to $32.7 million for the quarter ended December 31, 2022, from $32.0 million for the quarter ended September 30, 2022. The increase was primarily attributable to $757,000 of non-recurring severance expense resulting from a workforce realignment.
•Other expense increased $684,000, largely due to a $353,000 increase in the provision for credit losses on unfunded commitments, a $230,000 increase in professional fees and a $147,000 increase in OREO expenses.
•Federal deposit insurance premium expense increased $320,000 to $1.2 million for the quarter ended December 31, 2022, largely driven by asset growth.
•Salaries and benefits expense decreased $427,000 to $19.9 million for the quarter ended December 31, 2022. This decrease was driven by lower salary, payroll tax and incentive compensation expense. Partially offsetting these decreases were non-recurring severance expense resulting from a workforce realignment and an increase in incentive payments tied to loan origination volume.
•The efficiency and non-interest expense ratios were 89.93% and 1.62%, respectively, for the quarter ended December 31, 2022, as compared to 58.75% and 1.65%, respectively, for the quarter ended September 30, 2022.
Income Taxes
•Income tax expense totaled $33,000 for the quarter ended December 31, 2022 compared to $5.3 million for the quarter ended September 30, 2022, resulting in an effective tax rate of 1.7% and 24.1%, respectively. The decrease in the effective tax rate was primarily due to a year-to-date tax rate true-up which resulted from the loss on the sale of securities during the current quarter. The loss lowered the Company’s full year projected taxable income and income tax provision.

Asset Quality
•The balance of non-performing assets decreased $14.8 million to $62.6 million, or 0.76% of total assets, at December 31, 2022, from $77.4 million, or 0.98% of total assets, at September 30, 2022. The decrease in non-performing assets was primarily attributable to loans previously on non-accrual returning to accrual status. During the current period, the Company acquired a $13.0 million nonresidential real estate property through foreclosure, which is included in the balance of non-performing assets.
•Net charge-offs totaled $407,000, or 0.03% of average loans, on an annualized basis, for the quarter ended December 31, 2022, compared to $115,000, or 0.01% of average loans, on an annualized basis, for the quarter ended September 30, 2022.
•For the quarter ended December 31, 2022, the Company recorded a provision for credit losses of $1.7 million, compared to $670,000 for the quarter ended September 30, 2022. The provision for the quarter ended December 31, 2022 was largely driven by loan growth, partially offset by a reduction in the qualitative component of the Company’s allowance for credit losses.
•The allowance for credit losses was $48.9 million, or 0.81% of total loans, at December 31, 2022, compared to $47.6 million, or 0.84% of total loans, at September 30, 2022.
Capital
•For the quarter ended December 31, 2022, book value per share increased $0.07, or 0.5%, to $12.95 and tangible book value per share increased $0.05, or 0.5%, to $9.78.
•During the quarter ended December 31, 2022, the Company repurchased 549,800 shares of common stock at a cost of $5.7 million, or $10.45 per share.
•At December 31, 2022, the Company’s tangible equity to tangible assets ratio equaled 8.16% and the regulatory capital ratios of both the Company and the Bank were in excess of the levels required by federal banking regulators to be classified as “well-capitalized” under regulatory guidelines.

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.
In addition, the COVID-19 pandemic has had, and may continue to have, an adverse impact on the Company, its clients and the communities it serves. Given its dynamic nature, it is difficult to predict the full impact of the COVID-19 pandemic on our business.
Category: Earnings

Linked-Quarter Comparative Financial Analysis
Kearny Financial Corp.
Consolidated Balance Sheets
(Unaudited)

(Dollars and Shares in Thousands, Except Per Share Data)	December 31, 2022	September 30, 2022	Variance or Change	Variance or Change Pct.
Assets
Cash and cash equivalents	$75,660	$96,076	$(20,416)	-21.2%
Securities available for sale	1,286,354	1,263,176	23,178	1.8%
Securities held to maturity	153,786	115,943	37,843	32.6%
Loans held-for-sale	12,940	12,936	4	—%
Loans receivable	5,984,133	5,656,370	327,763	5.8%
Less: allowance for credit losses on loans	(48,877)	(47,613)	1,264	2.7%
Net loans receivable	5,935,256	5,608,757	326,499	5.8%
Premises and equipment	50,953	52,642	(1,689)	-3.2%
Federal Home Loan Bank stock	69,022	44,957	24,065	53.5%
Accrued interest receivable	27,368	23,817	3,551	14.9%
Goodwill	210,895	210,895	—	—%
Core deposit intangible	2,732	2,876	(144)	-5.0%
Bank owned life insurance	289,673	289,690	(17)	—%
Deferred income taxes, net	51,107	54,278	(3,171)	-5.8%
Other real estate owned	13,410	178	13,232	7433.7%
Other assets	110,162	113,369	(3,207)	-2.8%
Total assets	$8,289,318	$7,889,590	$399,728	5.1%

Liabilities
Deposits:
Non-interest-bearing	$650,950	$683,406	$(32,456)	-4.7%
Interest-bearing	5,320,421	5,424,872	(104,451)	-1.9%
Total deposits	5,971,371	6,108,278	(136,907)	-2.2%
Borrowings	1,383,573	851,454	532,119	62.5%
Advance payments by borrowers for taxes	17,307	16,555	752	4.5%
Other liabilities	44,427	38,329	6,098	15.9%
Total liabilities	7,416,678	7,014,616	402,062	5.7%

Stockholders' Equity
Common stock	674	680	(6)	-0.9%
Paid-in capital	515,332	520,245	(4,913)	-0.9%
Retained earnings	449,489	454,710	(5,221)	-1.1%
Unearned ESOP shares	(23,834)	(24,321)	487	2.0%
Accumulated other comprehensive loss	(69,021)	(76,340)	7,319	9.6%
Total stockholders' equity	872,640	874,974	(2,334)	-0.3%
Total liabilities and stockholders' equity	$8,289,318	$7,889,590	$399,728	5.1%

Consolidated capital ratios
Equity to assets	10.53%	11.09%	-0.56%
Tangible equity to tangible assets (1)	8.16%	8.61%	-0.45%

Share data
Outstanding shares	67,388	67,938	(550)	-0.8%
Book value per share	$12.95	$12.88	$0.07	0.5%
Tangible book value per share (2)	$9.78	$9.73	$0.05	0.5%
_________________________
(1)Tangible equity equals total stockholders' equity reduced by goodwill and core deposit intangible assets. Tangible assets equals total assets reduced by goodwill and core deposit intangible assets.
(2)Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

Kearny Financial Corp.
Consolidated Statements of Income
(Unaudited)

(Dollars and Shares in Thousands, Except Per Share Data)	Three Months Ended		Variance or Change	Variance or Change Pct.
	December 31, 2022	September 30, 2022
Interest income
Loans	$57,996	$52,935	$5,061	9.6%
Taxable investment securities	13,221	10,439	2,782	26.7%
Tax-exempt investment securities	219	285	(66)	-23.2%
Other interest-earning assets	1,005	761	244	32.1%
Total interest income	72,441	64,420	8,021	12.5%

Interest expense
Deposits	18,822	10,869	7,953	73.2%
Borrowings	8,836	5,020	3,816	76.0%
Total interest expense	27,658	15,889	11,769	74.1%
Net interest income	44,783	48,531	(3,748)	-7.7%
Provision for credit losses	1,671	670	1,001	149.4%
Net interest income after provision for credit losses	43,112	47,861	(4,749)	-9.9%

Non-interest income
Fees and service charges	734	763	(29)	-3.8%
Loss on sale and call of securities	(15,227)	—	(15,227)	—%
Gain on sale of loans	134	395	(261)	-66.1%
Income from bank owned life insurance	1,761	3,698	(1,937)	-52.4%
Electronic banking fees and charges	397	506	(109)	-21.5%
Other income	3,723	555	3,168	570.8%
Total non-interest income	(8,478)	5,917	(14,395)	-243.3%

Non-interest expense
Salaries and employee benefits	19,921	20,348	(427)	-2.1%
Net occupancy expense of premises	2,987	3,090	(103)	-3.3%
Equipment and systems	3,867	3,662	205	5.6%
Advertising and marketing	731	747	(16)	-2.1%
Federal deposit insurance premium	1,226	906	320	35.3%
Directors' compensation	339	340	(1)	-0.3%
Other expense	3,579	2,895	684	23.6%
Total non-interest expense	32,650	31,988	662	2.1%
Income before income taxes	1,984	21,790	(19,806)	-90.9%
Income taxes	33	5,255	(5,222)	-99.4%
Net income	$1,951	$16,535	$(14,584)	-88.2%

Net income per common share (EPS)
Basic	$0.03	$0.25	$(0.22)
Diluted	$0.03	$0.25	$(0.22)

Dividends declared
Cash dividends declared per common share	$0.11	$0.11	$—
Cash dividends declared	$7,172	$7,276	$(104)
Dividend payout ratio	367.6%	44.0%	323.6%

Weighted average number of common shares outstanding
Basic	65,030	65,737	(707)
Diluted	65,038	65,756	(718)

Kearny Financial Corp.
Average Balance Sheet Data
(Unaudited)

(Dollars in Thousands)	Three Months Ended		Variance or Change	Variance or Change Pct.
	December 31, 2022	September 30, 2022
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$5,839,903	$5,553,996	$285,907	5.1%
Taxable investment securities	1,527,578	1,516,974	10,604	0.7%
Tax-exempt investment securities	37,917	48,973	(11,056)	-22.6%
Other interest-earning assets	114,175	88,038	26,137	29.7%
Total interest-earning assets	7,519,573	7,207,981	311,592	4.3%
Non-interest-earning assets	550,519	570,225	(19,706)	-3.5%
Total assets	$8,070,092	$7,778,206	$291,886	3.8%

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,359,977	$2,354,340	$5,637	0.2%
Savings	931,584	1,019,343	(87,759)	-8.6%
Certificates of deposit	2,192,722	2,014,922	177,800	8.8%
Total interest-bearing deposits	5,484,283	5,388,605	95,678	1.8%
Borrowings:
Federal Home Loan Bank advances	997,148	642,399	354,749	55.2%
Other borrowings	—	127,456	(127,456)	-100.0%
Total borrowings	997,148	769,855	227,293	29.5%
Total interest-bearing liabilities	6,481,431	6,158,460	322,971	5.2%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	666,846	667,624	(778)	-0.1%
Other non-interest-bearing liabilities	56,721	56,431	290	0.5%
Total non-interest-bearing liabilities	723,567	724,055	(488)	-0.1%
Total liabilities	7,204,998	6,882,515	322,483	4.7%
Stockholders' equity	865,094	895,691	(30,597)	-3.4%
Total liabilities and stockholders' equity	$8,070,092	$7,778,206	$291,886	3.8%

Average interest-earning assets to average interest-bearing liabilities	116.02%	117.04%	-1.02%	-0.9%

Kearny Financial Corp.
Performance Ratio Highlights
(Unaudited)

	Three Months Ended		Variance or Change
	December 31, 2022	September 30, 2022
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	3.97%	3.81%	0.16%
Taxable investment securities	3.46%	2.75%	0.71%
Tax-exempt investment securities (1)	2.32%	2.33%	-0.01%
Other interest-earning assets	3.52%	3.46%	0.06%
Total interest-earning assets	3.85%	3.57%	0.28%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	1.63%	0.92%	0.71%
Savings	0.41%	0.23%	0.18%
Certificates of deposit	1.50%	0.97%	0.53%
Total interest-bearing deposits	1.37%	0.81%	0.56%
Borrowings:
Federal Home Loan Bank advances	3.54%	2.68%	0.86%
Other borrowings	—%	2.26%	-2.26%
Total borrowings	3.54%	2.61%	0.93%
Total interest-bearing liabilities	1.71%	1.03%	0.68%

Interest rate spread (2)	2.14%	2.54%	-0.40%
Net interest margin (3)	2.38%	2.69%	-0.31%

Non-interest income to average assets (annualized)	-0.42%	0.30%	-0.72%
Non-interest expense to average assets (annualized)	1.62%	1.65%	-0.03%

Efficiency ratio (4)	89.93%	58.75%	31.18%

Return on average assets (annualized)	0.10%	0.85%	-0.75%
Return on average equity (annualized)	0.90%	7.38%	-6.48%
Return on average tangible equity (annualized) (5)	1.20%	9.70%	-8.50%
_________________________
(1)The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)Net interest income divided by average interest-earning assets.
(4)Non-interest expense divided by the sum of net interest income and non-interest income.
(5)Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

Five-Quarter Financial Trend Analysis
Kearny Financial Corp.
Consolidated Balance Sheets

(Dollars and Shares in Thousands, Except Per Share Data)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$75,660	$96,076	$101,615	$62,379	$60,452
Securities available for sale	1,286,354	1,263,176	1,344,093	1,526,086	1,591,066
Securities held to maturity	153,786	115,943	118,291	121,853	53,142
Loans held-for-sale	12,940	12,936	28,874	2,822	12,549
Loans receivable	5,984,133	5,656,370	5,417,845	5,003,201	4,826,404
Less: allowance for credit losses on loans	(48,877)	(47,613)	(47,058)	(43,860)	(48,216)
Net loans receivable	5,935,256	5,608,757	5,370,787	4,959,341	4,778,188
Premises and equipment	50,953	52,642	53,281	53,727	54,067
Federal Home Loan Bank stock	69,022	44,957	47,144	30,997	36,622
Accrued interest receivable	27,368	23,817	20,466	19,517	18,495
Goodwill	210,895	210,895	210,895	210,895	210,895
Core deposit intangible	2,732	2,876	3,020	3,166	3,344
Bank owned life insurance	289,673	289,690	289,177	287,644	286,433
Deferred income taxes, net	51,107	54,278	49,350	34,349	25,709
Other real estate owned	13,410	178	178	401	658
Other assets	110,162	113,369	82,712	76,714	54,603
Total assets	$8,289,318	$7,889,590	$7,719,883	$7,389,891	$7,186,223

Liabilities
Deposits:
Non-interest-bearing	$650,950	$683,406	$653,899	$621,954	$604,805
Interest-bearing	5,320,421	5,424,872	5,208,357	4,906,708	4,849,220
Total deposits	5,971,371	6,108,278	5,862,256	5,528,662	5,454,025
Borrowings	1,383,573	851,454	901,337	851,220	686,105
Advance payments by borrowers for taxes	17,307	16,555	16,746	16,979	16,772
Other liabilities	44,427	38,329	45,544	37,861	33,851
Total liabilities	7,416,678	7,014,616	6,825,883	6,434,722	6,190,753

Stockholders' Equity
Common stock	674	680	687	714	735
Paid-in capital	515,332	520,245	528,396	561,176	587,392
Retained earnings	449,489	454,710	445,451	441,522	431,549
Unearned ESOP shares	(23,834)	(24,321)	(24,807)	(25,294)	(25,780)
Accumulated other comprehensive (loss) income	(69,021)	(76,340)	(55,727)	(22,949)	1,574
Total stockholders' equity	872,640	874,974	894,000	955,169	995,470
Total liabilities and stockholders' equity	$8,289,318	$7,889,590	$7,719,883	$7,389,891	$7,186,223

Consolidated capital ratios
Equity to assets	10.53%	11.09%	11.58%	12.93%	13.85%
Tangible equity to tangible assets (1)	8.16%	8.61%	9.06%	10.33%	11.21%

Share data
Outstanding shares	67,388	67,938	68,666	71,424	73,453
Book value per share	$12.95	$12.88	$13.02	$13.37	$13.55
Tangible book value per share (2)	$9.78	$9.73	$9.90	$10.38	$10.64
_________________________
(1)Tangible equity equals total stockholders' equity reduced by goodwill and core deposit intangible assets. Tangible assets equals total assets reduced by goodwill and core deposit intangible assets.
(2)Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

Kearny Financial Corp.
Supplemental Balance Sheet Highlights
(Unaudited)

(Dollars in Thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Loan portfolio composition:
Commercial loans:
Multi-family mortgage	$2,851,721	$2,570,297	$2,409,090	$2,076,003	$2,007,431
Nonresidential mortgage	1,017,341	1,040,688	1,019,838	1,085,988	1,026,447
Commercial business	177,530	186,361	176,807	169,551	180,429
Construction	186,663	166,052	140,131	121,137	110,703
Total commercial loans	4,233,255	3,963,398	3,745,866	3,452,679	3,325,010
One- to four-family residential mortgage	1,719,514	1,666,730	1,645,816	1,527,980	1,477,267
Consumer loans:
Home equity loans	45,690	43,269	42,028	41,501	43,934
Other consumer	2,648	2,869	2,866	2,755	3,040
Total consumer loans	48,338	46,138	44,894	44,256	46,974
Total loans, excluding yield adjustments	6,001,107	5,676,266	5,436,576	5,024,915	4,849,251
Unaccreted yield adjustments	(16,974)	(19,896)	(18,731)	(21,714)	(22,847)
Loans receivable, net of yield adjustments	5,984,133	5,656,370	5,417,845	5,003,201	4,826,404
Less: allowance for credit losses on loans	(48,877)	(47,613)	(47,058)	(43,860)	(48,216)
Net loans receivable	$5,935,256	$5,608,757	$5,370,787	$4,959,341	$4,778,188

Asset quality:
Nonperforming assets:
Accruing loans - 90 days and over past due	$—	$—	$—	$—	$—
Nonaccrual loans	40,549	68,574	70,321	80,595	72,138
Total nonperforming loans	40,549	68,574	70,321	80,595	72,138
Nonaccrual loans held-for-sale	8,650	8,650	21,745	—	—
Other real estate owned	13,410	178	178	401	658
Total nonperforming assets	$62,609	$77,402	$92,244	$80,996	$72,796

Nonperforming loans (% total loans)	0.68%	1.21%	1.30%	1.61%	1.49%
Nonperforming assets (% total assets)	0.76%	0.98%	1.19%	1.10%	1.01%

Classified loans	$86,069	$92,610	$94,555	$163,621	$162,174

Allowance for credit losses on loans (ACL):
ACL to total loans	0.81%	0.84%	0.87%	0.87%	0.99%
ACL to nonperforming loans	120.54%	69.43%	66.92%	54.42%	66.84%
Net charge-offs	$407	$115	$1,024	$436	$1,149
Average net charge-off rate (annualized)	0.03%	0.01%	0.08%	0.04%	0.10%

Funding composition:
Deposits:
Non-interest-bearing deposits	$650,950	$683,406	$653,899	$621,954	$604,805
Interest-bearing demand	2,316,485	2,382,411	2,265,597	2,154,488	2,106,693
Savings	901,514	982,916	1,053,198	1,088,974	1,087,740
Certificates of deposit (retail)	1,354,907	1,263,124	1,116,035	1,122,228	1,184,530
Certificates of deposit (brokered and listing service)	747,515	796,421	773,527	541,018	470,257
Interest-bearing deposits	5,320,421	5,424,872	5,208,357	4,906,708	4,849,220
Total deposits	5,971,371	6,108,278	5,862,256	5,528,662	5,454,025

Borrowings:
Federal Home Loan Bank advances	1,256,573	796,454	651,337	541,220	666,105
Overnight borrowings	127,000	55,000	250,000	310,000	20,000
Total borrowings	1,383,573	851,454	901,337	851,220	686,105

Total funding	$7,354,944	$6,959,732	$6,763,593	$6,379,882	$6,140,130

Loans as a % of deposits	99.6%	92.0%	92.1%	89.8%	87.8%
Deposits as a % of total funding	81.2%	87.8%	86.7%	86.7%	88.8%
Borrowings as a % of total funding	18.8%	12.2%	13.3%	13.3%	11.2%

Kearny Financial Corp.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Interest income
Loans	$57,996	$52,935	$48,869	$45,846	$47,575
Taxable investment securities	13,221	10,439	8,915	8,024	7,595
Tax-exempt investment securities	219	285	297	316	327
Other interest-earning assets	1,005	761	472	415	415
Total interest income	72,441	64,420	58,553	54,601	55,912

Interest expense
Deposits	18,822	10,869	3,915	3,565	3,663
Borrowings	8,836	5,020	4,039	3,309	3,562
Total interest expense	27,658	15,889	7,954	6,874	7,225
Net interest income	44,783	48,531	50,599	47,727	48,687
Provision for (reversal of) credit losses	1,671	670	4,222	(3,920)	(2,420)
Net interest income after provision for (reversal of) credit losses	43,112	47,861	46,377	51,647	51,107

Non-interest income
Fees and service charges	734	763	658	617	698
(Loss) gain on sale and call of securities	(15,227)	—	(563)	3	—
Gain on sale of loans	134	395	187	376	970
(Loss) gain on sale of other real estate owned	—	—	(9)	14	—
Income from bank owned life insurance	1,761	3,698	1,533	1,511	1,562
Electronic banking fees and charges	397	506	366	432	421
Other income	3,723	555	638	238	482
Total non-interest income	(8,478)	5,917	2,810	3,191	4,133

Non-interest expense
Salaries and employee benefits	19,921	20,348	20,367	19,184	18,096
Net occupancy expense of premises	2,987	3,090	3,188	3,223	3,156
Equipment and systems	3,867	3,662	4,516	3,822	3,723
Advertising and marketing	731	747	703	516	448
Federal deposit insurance premium	1,226	906	762	480	721
Directors' compensation	339	340	340	340	649
Other expense	3,579	2,895	3,736	3,058	2,877
Total non-interest expense	32,650	31,988	33,612	30,623	29,670
Income before income taxes	1,984	21,790	15,575	24,215	25,570
Income taxes	33	5,255	4,205	6,522	6,801
Net income	$1,951	$16,535	$11,370	$17,693	$18,769

Net income per common share (EPS)
Basic	$0.03	$0.25	$0.17	$0.25	$0.26
Diluted	$0.03	$0.25	$0.17	$0.25	$0.26

Dividends declared
Cash dividends declared per common share	$0.11	$0.11	$0.11	$0.11	$0.11
Cash dividends declared	$7,172	$7,276	$7,441	$7,720	$7,921
Dividend payout ratio	367.6%	44.0%	65.4%	43.6%	42.2%

Weighted average number of common shares outstanding
Basic	65,030	65,737	67,240	69,790	72,011
Diluted	65,038	65,756	67,276	69,817	72,037

Kearny Financial Corp.
Average Balance Sheet Data
(Unaudited)

	Three Months Ended
(Dollars in Thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Assets
Interest-earning assets:
Loans receivable, including loans held-for-sale	$5,839,903	$5,553,996	$5,181,983	$4,850,236	$4,822,959
Taxable investment securities	1,527,578	1,516,974	1,608,372	1,620,996	1,610,395
Tax-exempt investment securities	37,917	48,973	51,672	55,390	57,686
Other interest-earning assets	114,175	88,038	87,990	79,644	77,811
Total interest-earning assets	7,519,573	7,207,981	6,930,017	6,606,266	6,568,851
Non-interest-earning assets	550,519	570,225	564,734	601,684	611,390
Total assets	$8,070,092	$7,778,206	$7,494,751	$7,207,950	$7,180,241

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,359,977	$2,354,340	$2,155,946	$2,133,977	$2,027,021
Savings	931,584	1,019,343	1,077,631	1,088,351	1,086,903
Certificates of deposit	2,192,722	2,014,922	1,701,725	1,650,048	1,693,423
Total interest-bearing deposits	5,484,283	5,388,605	4,935,302	4,872,376	4,807,347
Borrowings:
Federal Home Loan Bank advances	997,148	642,399	752,579	632,811	666,029
Other borrowings	—	127,456	185,901	51,667	26,033
Total borrowings	997,148	769,855	938,480	684,478	692,062
Total interest-bearing liabilities	6,481,431	6,158,460	5,873,782	5,556,854	5,499,409
Non-interest-bearing liabilities:
Non-interest-bearing deposits	666,846	667,624	640,200	624,152	624,200
Other non-interest-bearing liabilities	56,721	56,431	56,636	49,455	50,870
Total non-interest-bearing liabilities	723,567	724,055	696,836	673,607	675,070
Total liabilities	7,204,998	6,882,515	6,570,618	6,230,461	6,174,479
Stockholders' equity	865,094	895,691	924,133	977,489	1,005,762
Total liabilities and stockholders' equity	$8,070,092	$7,778,206	$7,494,751	$7,207,950	$7,180,241

Average interest-earning assets to average interest-bearing liabilities	116.02%	117.04%	117.98%	118.89%	119.45%

Kearny Financial Corp.
Performance Ratio Highlights

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Average yield on interest-earning assets:
Loans receivable, including loans held-for-sale	3.97%	3.81%	3.77%	3.78%	3.95%
Taxable investment securities	3.46%	2.75%	2.22%	1.98%	1.89%
Tax-exempt investment securities (1)	2.32%	2.33%	2.30%	2.28%	2.26%
Other interest-earning assets	3.52%	3.46%	2.15%	2.08%	2.13%
Total interest-earning assets	3.85%	3.57%	3.38%	3.31%	3.40%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	1.63%	0.92%	0.31%	0.22%	0.22%
Savings	0.41%	0.23%	0.11%	0.10%	0.11%
Certificates of deposit	1.50%	0.97%	0.46%	0.52%	0.53%
Total interest-bearing deposits	1.37%	0.81%	0.32%	0.29%	0.30%
Borrowings:
Federal Home Loan Bank advances	3.54%	2.68%	1.96%	2.08%	2.14%
Other borrowings	—%	2.26%	0.77%	0.17%	0.09%
Total borrowings	3.54%	2.61%	1.72%	1.93%	2.06%
Total interest-bearing liabilities	1.71%	1.03%	0.54%	0.49%	0.53%

Interest rate spread (2)	2.14%	2.54%	2.84%	2.82%	2.87%
Net interest margin (3)	2.38%	2.69%	2.92%	2.89%	2.96%

Non-interest income to average assets (annualized)	-0.42%	0.30%	0.15%	0.18%	0.23%
Non-interest expense to average assets (annualized)	1.62%	1.65%	1.79%	1.70%	1.65%

Efficiency ratio (4)	89.93%	58.75%	62.93%	60.14%	56.17%

Return on average assets (annualized)	0.10%	0.85%	0.61%	0.98%	1.05%
Return on average equity (annualized)	0.90%	7.38%	4.92%	7.24%	7.46%
Return on average tangible equity (annualized) (5)	1.20%	9.70%	6.40%	9.27%	9.49%
_________________________
(1)The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)Net interest income divided by average interest-earning assets.
(4)Non-interest expense divided by the sum of net interest income and non-interest income.
(5)Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

The following tables provide a reconciliation of certain financial measures calculated in accordance with Generally Accepted Accounting Principles (“GAAP”) (as reported) and non-GAAP measures. These non-GAAP measures provide additional information which allow readers to evaluate the ongoing performance of the Company. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.
Kearny Financial Corp.
Reconciliation of GAAP to Non-GAAP
(Unaudited)

	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Adjusted net income:
Net income (GAAP)	$1,951	$16,535	$11,370	$17,693	$18,769
Non-recurring transactions - net of tax:
Net effect of sale and call of securities	10,811	—	400	(2)	—
Net effect of sale of other assets	(2,081)	—	—	—	(251)
Severance expense from workforce realignment	538	—	—	—	—
Branch consolidation expenses and impairment charges	—	—	—	—	132
Adjusted net income	$11,219	$16,535	$12,338	$17,691	$18,650

Calculation of pre-tax, pre-provision net revenue:
Net income (GAAP)	$1,951	$16,535	$11,370	$17,693	$18,769
Adjustments to net income (GAAP):
Provision for income taxes	33	5,255	4,205	6,522	6,801
Provision for (reversal of) credit losses	1,671	670	4,222	(3,920)	(2,420)
Pre-tax, pre-provision net revenue (non-GAAP)	$3,655	$22,460	$19,797	$20,295	$23,150

Adjusted earnings per share:
Weighted average common shares - basic	65,030	65,737	67,240	69,790	72,011
Weighted average common shares - diluted	65,038	65,756	67,276	69,817	72,037

Earnings per share - basic (GAAP)	$0.03	$0.25	$0.17	$0.25	$0.26
Earnings per share - diluted (GAAP)	$0.03	$0.25	$0.17	$0.25	$0.26

Adjusted earnings per share - basic (non-GAAP)	$0.17	$0.25	$0.18	$0.25	$0.26
Adjusted earnings per share - diluted (non-GAAP)	$0.17	$0.25	$0.18	$0.25	$0.26

Pre-tax, pre-provision net revenue per share:
Pre-tax, pre-provision net revenue per share - basic (non-GAAP)	$0.06	$0.34	$0.29	$0.29	$0.32
Pre-tax, pre-provision net revenue per share - diluted (non-GAAP)	$0.06	$0.34	$0.29	$0.29	$0.32

Adjusted return on average assets:
Total average assets	$8,070,092	$7,778,206	$7,494,751	$7,207,950	$7,180,241

Return on average assets (GAAP)	0.10%	0.85%	0.61%	0.98%	1.05%
Adjusted return on average assets (non-GAAP)	0.56%	0.85%	0.66%	0.98%	1.04%

Adjusted return on average equity:
Total average equity	$865,094	$895,691	$924,133	$977,489	$1,005,762

Return on average equity (GAAP)	0.90%	7.38%	4.92%	7.24%	7.46%
Adjusted return on average equity (non-GAAP)	5.19%	7.38%	5.34%	7.24%	7.42%

Kearny Financial Corp.
Reconciliation of GAAP to Non-GAAP
(Unaudited)

	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Adjusted return on average tangible equity:
Total average equity	$865,094	$895,691	$924,133	$977,489	$1,005,762
Less: average goodwill	(210,895)	(210,895)	(210,895)	(210,895)	(210,895)
Less: average other intangible assets	(2,826)	(2,971)	(3,116)	(3,282)	(3,462)
Total average tangible equity	$651,373	$681,825	$710,122	$763,312	$791,405

Return on average tangible equity (non-GAAP)	1.20%	9.70%	6.40%	9.27%	9.49%
Adjusted return on average tangible equity (non-GAAP)	6.89%	9.70%	6.95%	9.27%	9.43%

Adjusted non-interest expense ratio:
Non-interest expense (GAAP)	$32,650	$31,988	$33,612	$30,623	$29,670
Non-recurring transactions:
Severance expense from workforce realignment	(757)	—	—	—	—
Early contract termination	—	—	(800)	—	—
Branch consolidation expenses and impairment charges	—	—	—	—	(187)
Non-interest expense (non-GAAP)	$31,893	$31,988	$32,812	$30,623	$29,483

Non-interest expense ratio (GAAP)	1.62%	1.65%	1.79%	1.70%	1.65%
Adjusted non-interest expense ratio (non-GAAP)	1.58%	1.65%	1.75%	1.70%	1.64%

Adjusted efficiency ratio:
Non-interest expense (non-GAAP)	$31,893	$31,988	$32,812	$30,623	$29,483

Net interest income (GAAP)	$44,783	$48,531	$50,599	$47,727	$48,687
Total non-interest income (GAAP)	(8,478)	5,917	2,810	3,191	4,133
Non-recurring transactions:
Net effect of sale and call of securities	15,227	—	563	(3)	—
Net effect of sale of other assets	(2,931)	—	—	—	(356)
Total revenue (non-GAAP)	$48,601	$54,448	$53,972	$50,915	$52,464

Efficiency ratio (GAAP)	89.93%	58.75%	62.93%	60.14%	56.17%
Adjusted efficiency ratio (non-GAAP)	65.62%	58.75%	60.79%	60.15%	56.20%